UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

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SCHEDULE 14A INFORMATION

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DRAGON PHARMACEUTICAL INC.
(Name of Registrant as Specified In Its Charter)

___________________________________________________________________
(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

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PRESS RELEASE

DRAGON PHARMA ANNOUNCES RECEIPT OF PRELIMINARY PROXIES TO APPROVE MERGER

Vancouver, Canada – July 7, 2010, Dragon Pharmaceutical Inc. (“Dragon Pharma” or the “Company” TSX: DDD; OTCBB: DRUG) announced that based on the receipt of preliminary proxies, the Company believes that it has sufficient votes to approve the Agreement and Plan of Merger (“Merger”) by and among Dragon, Chief Respect Limited, Datong Investment Inc., a subsidiary of Chief Respect Limited, and Mr. Yanlin Han. The Merger must be approved by holders of a majority of the outstanding shares of the Company’s voting common stock and a majority of the votes cast by the minority shareholders of outstanding shares of the Company’s voting common stock excluding the votes cast by Mr. Han. If the Merger is approved, Datong Investment Inc. will merge with and into Dragon and each holder of Dragon shares of common stock, excluding Mr. Han, will receive $0.82 per share.

The receipt of preliminary proxies is not an official vote. Accordingly, shareholders are encouraged to vote prior to or at the Special Meeting of Shareholders of the Company to be held on Tuesday, July 20, 2010 at 10:30 a.m., Pacific Time at the Company’s corporate office located at Suite 310, 650 West Georgia Street, Vancouver, British Columbia, Canada V6B 4N9, at which time the Company expects to finalize shareholder approval of the proposed Merger.

About Dragon Pharmaceutical Inc.
Dragon Pharmaceutical, headquartered in Vancouver, Canada, is a leading manufacturer and distributor of a broad line of high-quality antibiotic products including Clavulanic Acid, an API to combine with Amoxicillin to fight resistance, and 7-ACA, a key intermediate to produce cephalosporin antibiotics, and formulated cephalosporin antibiotic drugs. To learn more about Dragon Pharmaceutical Inc., please visit www.dragonpharma.com.

Forward Looking Statements

This press release contains forward-looking statements, including statements regarding the meeting of Company’s shareholders, and the closing of the merger, that involve known and unknown risks, uncertainties and other factors that may cause actual outcomes to differ materially from outcomes expressed or implied by this press release. Such risk factors include, among others, that shareholders who have submitted their proxies to approve the merger may subsequently change their vote and the matters submitted for shareholder approval at the meeting of Company’s shareholders may not be approved. Actual results may differ materially from those contained in the forward-looking statements in this press release. Additional information concerning these and other risk factors is contained in the Risk Factors sections of the definitive proxy statement filed with the Securities and Exchange Commission (“SEC”) on June 28, 2010, and from time to time in Company’s other reports filed with the SEC.

Additional Information and Where to Find It
In connection with the proposed merger, on June 28, 2010, the Company filed with the SEC a Schedule 13E-3, and a definitive proxy statement for the meeting of stockholders of the Company to be convened to approve the merger. BEFORE MAKING ANY VOTING OR INVESTMENT DECISION, DRAGON’S STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER. Stockholders may obtain a free copy of the proxy statement, and other documents filed by us with the SEC, at the SEC's web site at http://www.sec.gov. Free copies of the proxy statement and our other filings with the SEC may also be obtained from us. Free copies of our filings may be obtained by directing a request to Dragon Pharmaceutical, Inc., 650 West Georgia Street, Suite 310, Vancouver, British Columbia, Canada V6B 4N9 Attention: Maggie Deng, Secretary. Copies of the proxy statement may also be obtained at our website, www.dragonpharma.com.

FOR MORE INFORMATION CONTACT:
Dragon Pharmaceutical Inc.
Maggie Deng, Chief Operating Officer or
Karen Huang, Manager, Business Research & Development
Telephone: +1(604)-669-8817 or
North America Toll Free: 1-877-388-3784
Email: ir@dragonpharma.com
Website: http://www.dragonpharma.com